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                                  Exhibit 10.6

                        SUPPLEMENTAL RETIREMENT AGREEMENT


        THIS AGREEMENT is made and entered into as of January 1, 1998, by and among Skaneateles Bancorp, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, Skaneateles Savings Bank (the "Bank"), each having its principal place of business at 33 East Genesee Street, Skaneateles, New York 13152-0460, and John P. Driscoll, residing at 4 West Lake Street, Skaneateles, New York 13152 ("Executive").

        In consideration of the mutual covenants herein contained, the Company, the Bank and Executive, intending to be legally bound, hereby agree as follows:

        1. The Executive is presently employed by the Company and the Bank pursuant to an Employment Agreement also dated January 1, 1998 (the "Employment Agreement"). This Agreement is referred to in Section 8 of the Employment Agreement and deals solely with the supplemental retirement benefit matters set forth herein.

        2. (a) Pursuant to the Employment Agreement and a trust agreement dated January 1, 1998 (the "Trust Agreement"), the Company and the Bank, jointly and severally, have agreed to pay into a trust fund (the "Trust Fund") such amounts and at such times as are set forth in the Employment Agreement to measure a supplemental retirement benefit (the "Supplemental Benefit") as further defined pursuant to this Agreement. The obligation of the Bank to pay the Supplemental Benefit pursuant to this Agreement, the Trust Agreement, and/or the Employment Agreement shall survive the expiration of the Employment Agreement and Executive's employment thereunder, except as otherwise provided in
Section 9 of the Employment Agreement.

               (b) The Bank shall establish and maintain the Trust Fund for the purpose of retaining and investing the assets set aside by the Bank pursuant to the Employment Agreement in order to measure the payment of the benefits payable pursuant to this Agreement and the Employment Agreement. The Trust Agreement shall govern the terms of the investment of the amounts held in the Trust Fund. The Trust Fund shall be subject to the claims of general creditors of the Bank in the event the Bank becomes Insolvent, as such term is defined in the Trust Agreement. Title to and beneficial ownership of any amounts, whether cash or investments, which shall be contributed to the Trust Fund, shall at all times remain in the Bank and the Executive and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Bank.

        3. The Executive shall have a fully vested interest in the Supplemental Benefit. The Supplemental Benefit shall be paid by the Bank to the Executive in a single installment on May 1, 2004, or, if later, the first anniversary of the termination of the Employment Agreement and the Executive's employment thereunder. The Supplemental Benefit shall be paid by the Bank and measured by the amount in the Trust Fund.

               (a) If the Executive dies before the entire Supplemental Benefit has been paid to him, the balance of the Supplemental Benefit shall be paid to the Executive's beneficiary designated by the Executive in writing and delivered to the Bank prior to death. If the Executive has not designated a beneficiary, or if no designated beneficiary is living on the date of payment, then, notwithstanding any provision herein to the contrary, such amounts shall be paid to such Executive's estate.

               (b) Notwithstanding the above, the Board of Directors of the Bank (the "Board"), as it deems advisable or upon a written request delivered to the Board by the Executive, his designated beneficiary, or his estate, may, in its sole discretion, accelerate the payment of the Supplemental Benefit by paying to the Executive an amount equal to the then total balance in the Trust Fund, and upon such payment the Bank shall be completely discharged from any further obligations under this Agreement.

        4. Any payment of the Supplemental Benefit under this Agreement shall be paid from the general assets of the Bank. The Trustee of the Trust Fund shall, as soon as administratively practicable after each such payment, cause an amount equivalent to such payment to be distributed from the Trust Fund to the Bank.

        5. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a fiduciary relationship between the Company, the Bank and the Executive, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement or the Trust Agreement shall



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continue for all purposes to be a part of the general funds of the Bank and no person other than the Bank shall by virtue of the provisions of this Agreement have any interest in such funds. The Agreement at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. To the extent that any person acquires a right to receive payments from the Bank under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.

        6. Any amounts held in the Trust Fund pursuant to this Agreement or the Trust Agreement and any benefit which may be payable pursuant to this Agreement or the Trust Agreement are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary. The Agreement constitutes a mere promise by the Bank to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        7. If the Board shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

        8. Any amounts payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company and/or Bank for the benefit of its employees.

        9. The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including the determination of the amount or recipient of any payments to be made pursuant to this Agreement, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

        10. Expenses of administration shall be paid by the Bank. The Board shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the Agreement.

        11. The Board shall furnish or cause to be furnished individual annual statements of accrued benefits to the Executive, or current beneficiary, in such form as determined by the Board or as required by law.

        12. This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Executive and his heirs, executors, administrators, and legal representatives. The Agreement shall be continued after a sale of assets of the Bank, or a merger or consolidation of the Bank into another company or entity.

        13. The Executive shall keep the Bank informed of his current address and the current address of his designated beneficiary. The Bank shall not be obligated to search for any person. If such person is not located within three
(3) years after the date on which payment of the Executive's benefits payable under this Agreement may first be made, payment may be made as though the Executive or his beneficiary had died at the end of such three year period.

        14. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        15. To the extent that the Bank may be unable to perform any of its duties and obligations under this Agreement, the Company agrees to perform any such duties and obligations.



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        IN WITNESS WHEREOF, the Company and Bank have caused this Agreement to be executed by their duly authorized officers and the Executive has hereunto set his hand as of the date first above written.


                                      SKANEATELES BANCORP, INC.



                                      By: /s/ John Bernard Henry
                                              ----------------------------
                                               John Bernard Henry
                                               Chairman of Personnel &
                                               Compensation Committee for
                                               the Board of Directors of
                                               the Company and the Bank


                                      SKANEATELES SAVINGS BANK



                                      By: /s/ John Bernard Henry
                                              ----------------------------
                                               John Bernard Henry
                                               Chairman of Personnel &
                                               Compensation Committee for
                                               the Board of Directors of
                                               the Company and the Bank



                                          /s/ John P. Driscoll
                                              ----------------------------
                                               John P. Driscoll



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